Exhibit 10.6
PROMISSORY NOTE

Borrower:	Sidhu Special Purpose Capital Corp.

Lender:	WNH Holdings, LLC

Principal Amount:	$200,000
     1. FOR VALUE RECEIVED, Sidhu Special Purpose Capital Corp., a Delaware corporation (“Borrower”), promises to pay to WNH Holdings, LLC, a Pennsylvania limited liability company (“Lender”), the principal amount of $200,000 in United States Dollars, without interest.
     2. All payments of principal on this Note shall be made by wire transfer of immediately available funds to an account designated by Lender in writing. If any payment of principal on this Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of Delaware.
     3. This Note will be required to be repaid in full on the earlier of March 2, 2009 and sixty (60) days after the date on which Borrower consummates an underwritten initial public offering of its units.
     4. Borrower may pay the outstanding principal balance and accrued and unpaid interest thereon then owing under this Note to Lender without premium or penalty at any time.
     5. The occurrence of any one or more of the following events with respect to Borrower shall constitute an event of default hereunder (each, an “Event of Default”):
i)	Borrower shall fail to pay when due any payment of principal on this Note and such failure continues for 15 days after Lender notifies Borrower thereof in writing;

ii)	Pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Borrower shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due; or

iii)	A court of competent jurisdiction shall enter an order or decree under any Bankruptcy Law that (i) is for relief against Borrower in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Borrower or substantially all of Borrower’s properties, or (iii) orders the liquidation of Borrower, and in each case the order or decree is not dismissed within 120 days.
     6. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured by Borrower or waived in writing by Lender), Lender may, at its option,

(i) by written notice to Borrower, declare the entire unpaid principal balance of this Note immediately due and payable, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Borrower all sums due under this Note.
     7. This Note will be construed in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of laws principles thereof.
     8. If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.
     9. All costs, expenses and expenditures in enforcing this Note as a result of any default by Borrower, will be added to the principal then outstanding and will immediately be paid by Borrower
     10. Neither Borrower nor Lender may assign this Note or any interest in this Note without the prior written consent of the other party.
     11. This Note will inure to the benefit of and be binding upon the respective heirs, executors, administrators and successors of Borrower and Lender.
     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by the authorized officer named below this 3rd day of March, 2008.

SIDHU SPECIAL PURPOSE CAPITAL CORP.

By:	/s/ Jay S. Sidhu

Name: Jay S. Sidhu
Title: Chairman, President and
Chief Executive Officer
Acknowledged and Agreed this 3rd day of March, 2008:

WNH HOLDINGS, LLC

By:	/s/ Jay S. Sidhu

Name: Jay S. Sidhu
Title: Manager

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